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                                                       EXHIBIT 99.2


          INTERNAL REVENUE SERVICE           DEPARTMENT OF THE TREASURY
          DISTRICT DIRECTOR
          P.O. BOX 941                  Employer Identification Number:
          ATLANTA, GA  30370                      13-3396750
                                             Person to Contact:
          Date:     December 8, 1994              Philemon Amos
                                             Contact Telephone Number:
          COMDATA HOLDINGS CORPORATION            (404) 391-0944
          C/O WILLIAM H, NEELY                    Plan Name:
          424 CHURCH STREET, SUITE 2800       COMDATA HOLDINGS CORPORATION
          NASHVILLE, TN  37219                     401(k) SAVINGS AND
                                                  RETIREMENT PLAN
                                                  Plan Number: 001

          Dear Applicant:

               We have made a favorable determination on our plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

               Continued qualification of the plan under its present form will depend on its affect in operation. (See section 1.401(d)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

               The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan It also describes some events that automatically nullify it. It is very important that you read the publication.

               This letter relates only to the status of your plan under Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

               This determination is subject to your adoption of the proposed amendments submitted in your letters dated 11/17/94 and 11/4/94. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 4901(b).

               This determination is also subject to your adoption of the proposed amendments submitted in your letter dated 6/17/94.
          These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code section 4901(b).

               This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.
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               This plan satisfies the nondiscrimination in amount
          requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

               This letter is issued under Rev. Prbc. 93-99 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

               This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-1(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(D) of the Code.

               This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter."

               We have sent a copy of this letter to your representative as indicated in the power of attorney.

               If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                  Sincerely yours,


                                                  /s/Nelson A. Brodke
                                                  District Director
          Enclosures
          Publication 794
          Reporting Disclosure Guide for
            Employee Benefit Plans


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